Exhibit 10.4.3

EXECUTION VERSION

PUT OPTION CONFIRMATION

Non-Guaranteed Put Contract

DATE:	June 30, 2009

TO:	FSA Asset Management LLC

FROM:	Dexia SA
Dexia Crédit Local S.A.

SUBJECT:	Put Option Transaction

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the “Put Option Transaction”) between Dexia SA (“Dexia”) and Dexia Crédit Local S.A., acting through its New York Branch (“DCL”), jointly and severally (“Party A”) and FSA Asset Management LLC (“Party B”).  This communication constitutes a “Confirmation” as referred to in the Agreement specified below.

This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement dated as of June 30, 2009 (including the Schedule and Credit Support Annex thereto (each captioned “Non-Guaranteed Put Contract”) as amended and supplemented from time to time (the “Agreement”) between Party A and Party B.  Capitalized terms used and not defined herein have the meanings set forth in the Agreement.  All provisions contained in, or incorporated by reference to, the Agreement shall govern this Confirmation except as expressly modified below.

This Confirmation is subject to, and incorporates the 2000 ISDA Definitions (the “2000 Definitions”), as published by the International Swaps and Derivatives Association, Inc.  Notwithstanding the foregoing, Articles 11 and 12 of the 2000 Definitions shall not apply.  In the event of any inconsistency between this Confirmation, the 2000 Definitions, or the Agreement, as the case may be, this Confirmation will control for purposes of this Put Option Transaction.

1.

General Terms:

Trade Date:	June 30, 2009

Effective Date:	June 30, 2009

Scheduled Termination Date:

The last to occur of:

(a)                                 the expiration of any applicable preference period following the last Effective Maturity Date;

(b)                                the expiration of any applicable preference period following the last Shortfall Payment Date;

(c)                                 the expiration of any applicable preference period following the last Put Settlement Date;

(d)                                the expiration of any applicable preference period following the date on which no Put Portfolio II Assets remain in the Put Portfolio II Annex; and

(e)                                 the expiration of the applicable preference period after the date on which the last GIC Contract has been paid in full.

The “Term” of this Transaction shall begin on and include the Effective Date and end on and include the Scheduled Termination Date.

Calculation Agent:

The Calculation Agent will be HF Services, LLC, provided that if HF Services, LLC is no longer acting as Administrator, Party A, Party B and FSA shall agree in good faith on a successor Calculation Agent, and pending such agreement the Reporting Agent shall act as successor Calculation Agent.

Calculation Agent City:	New York

Business Day:	Brussels, New York and Paris.

Business Day Convention:

Following (which, with the exception of the Effective Date, any Final Amortization Date, each Put Portfolio II Asset Payment Date and the period end date of each Put Portfolio II Asset Calculation Period, shall apply to any date referred to in this Confirmation that falls on a day that is not a Business Day).

Put Portfolio II Assets:

The assets identified in Annex 1 hereto (the “Put Portfolio II Annex” and each such asset a “Put Portfolio II Asset”).  The Put Portfolio II Assets shall consist of three categories:

(I)                                   assets that were included in the total balance sheet assets of Party B as at September 30, 2008, but are not Put Portfolio Assets under the Dexia Guaranteed Put Contract (each an “Excluded Asset”);

(II)                               the other assets identified in Annex 1 hereto; provided that such Annex 1 shall be deemed amended from time to time to include any Permitted Investments purchased by Party B after the Effective Date (each an “Other Asset”);

(III)                           any Put Portfolio Assets under the Dexia Guaranteed Put Contract which are in excess of the amounts eligible to be put to Party A under the Guaranteed Put Contract due to (i) expiration of the Sovereign Guarantee in relation to any Asset Default or (ii) limitations on the aggregate Put Settlement Amount that may be paid under the Dexia Guaranteed Put Contract following a Liquidity Default, Collateral Posting Default or Dexia Bankruptcy; provided that any principal amount of an asset can only be delivered once under either the Dexia Guaranteed Put Contract or this Transaction (such assets, “Excess Put Portfolio Assets”).

The Put Portfolio II Annex shall identify the following information (if applicable) in relation to each Put Portfolio II Asset:  Issuer; CUSIP/ISIN; FSAM ID Number; Insurer; Put Portfolio II Asset; Applicable Percentage; Legal Final Maturity Date; Initial Face Amount; Original Principal Amount; Initial Factor; Underlying Policy.

Each of (a) any Put Portfolio II Asset in relation to which a Put Settlement Date has occurred, (b) any Put Portfolio II Asset sold by Party B from time to time (other than under repurchase agreements as described in (ii) under “Representation as to Exposure” below) and (c) any Put Portfolio II Asset in relation to which a Call Settlement Date has occurred, will cease to constitute a Put Portfolio II Asset hereunder upon receipt of payment by or on behalf of Party B in respect of such Put Portfolio II Asset and (in the case of (a) and (c)) delivery of such Put Portfolio II Asset pursuant to this Transaction, and will be deemed excluded from the Put Portfolio II Annex and cease to be eligible for further delivery by Party B under the Put Option or Call Option documented hereby, to the extent of the portion of the Outstanding Principal Amount of the Put Portfolio II Asset subject to such Put Settlement Date or sale or Call Settlement Date, effective as of such Put Settlement Date, date of such sale or such Call Settlement Date, as applicable.

2.

Put Premium Payments:

Put Premium Payer:

Party B

Put Premium Rate:

.25% per annum.

Put Premium Period End Date:

Each June 30, September 30, December 31 or March 31.

Put Premium Calculation Periods:

Each period from (and including) a Put Premium Period End Date (or in the case of the first Put Premium Calculation Period, the Effective Date) to (but excluding) the next Put Premium Period End Date (or in the case of the last Put Premium Calculation Period, the Scheduled Termination Date).

Put Premium Payment Dates:

The third Business Day after each Put Premium Period End Date.

On each Put Premium Payment Date, Party B shall pay to Party A the Put Premium Amount determined for the Put Premium Calculation Period ending on the Put Premium Period End Date immediately preceding such Put Premium Payment Date, subject to funds being available for such distribution under the Priority of Payments.

Put Premium Amount:

With respect to any Put Premium Payment Date, an amount equal to the product of:

(a)                                 the Put Premium Rate;

(b)                                an amount determined by the Calculation Agent equal to:

(i)                                    the aggregate Outstanding Principal Amount of the Put Portfolio II Assets as at 5:00 p.m. in the Calculation Agent City on each day in the applicable Put Premium Calculation Period; divided by

(ii)                                 the actual number of days in the applicable Put Premium Calculation Period; and

(c)                                 the actual number of days in the applicable Put Premium Calculation Period divided by 360.

3.

Put Triggers and Put Settlement

Put Option:

Party A hereby grant Party B a put option in relation to each Put Portfolio II Asset exercisable in accordance with the terms hereof upon the occurrence of a relevant Put Trigger at any time during the Term of this Put Option Transaction (the “Put Option”).

Put Triggers:

Party B (or FSA directly as third party beneficiary as provided in “Secured Party Exercise”) will have the right to cause exercise of the Put Option upon occurrence of any of the following events (each a “Put Trigger”) on any date during the Term of this Transaction:

(a) if an Asset Default has occurred with respect to any Put Portfolio II Asset (an “Asset Default Trigger”);

(b) if a Liquidity Default has occurred and is continuing (a “Liquidity Default Trigger”);

(c) if a Collateral Posting Default has occurred and is continuing (a “Collateral Default Trigger”); or

(d) if a Dexia Bankruptcy has occurred and is continuing (a “Bankruptcy Trigger”);

(the date of any exercise of the Put Option a “Put Exercise Date”).  The Put Option may be exercised separately from time to time in relation to one or more separately occurring Put Triggers.

Put Exercise Amounts:

The Put Option may be exercised by Party B (or by FSA directly as third party beneficiary as provided in “Secured Party Exercise”):

(a)                                  if the Put Option is exercised in relation to any Asset Default Trigger, with respect to the Outstanding Principal Amount of the Defaulted Asset;

(b)                                 if the Put Option is exercised in relation to any Liquidity Default Trigger, with respect to an aggregate Outstanding Principal Amount of Put Portfolio II Assets selected by the Collateral Agent or by FSA directly as third party beneficiary as provided in “Secured Party Exercise”, equal to the relevant Defaulted Liquidity Amount, provided that in making such selection the Collateral Agent or FSA as third party beneficiary, as applicable, shall comply with the Maximum Asset Value Restriction;

(c)                                  if the Put Option is exercised in relation to any Collateral Default Trigger, with respect to an aggregate Outstanding Principal Amount of Put Portfolio II Assets selected by the Collateral Agent or by FSA directly as third party beneficiary as provided in “Secured Party Exercise”, equal to (x)  the relevant Defaulted Collateral Amount plus (y) the net Delivery Amount that would arise under the Credit Support Annex as a result of Delivery of the Put Settlement Assets on the Put Settlement Date, provided that in making such selection the Collateral Agent or FSA as third party beneficiary, as applicable, shall comply with the Maximum Asset Value Restriction; and

(d)                                 if the Put Option is exercised in relation to a Bankruptcy Trigger, with respect to an Outstanding Principal Amount of Put Portfolio II Assets selected by the Collateral Agent or FSA directly as third party beneficiary as provided in “Secured Party Exercise”, equal to 100% of the aggregate Outstanding Principal Amount of all the Put Portfolio II Assets.

(the relevant Outstanding Principal Amount of Put Portfolio II Assets with respect to which the Put Option has been exercised as described above on any date, subject to “Affected Collateral Delivery” below,  the “Put Settlement Assets”).

“Maximum Asset Value Restriction” means that the Collateral Agent or by FSA directly as third party beneficiary as provided in “Secured Party Exercise” shall select assets (which may or may not be Defaulted Assets) for which the weighted average of the most recently determined FSAM Asset Value is not more than 5% higher than the weighted average FSAM Asset Value of all remaining Put Portfolio  II Assets as a whole (provided that if it would not be possible to deliver Put Portfolio II Assets of such maximum average value due to minimum denomination restrictions, the Collateral Agent, or FSA directly as third party beneficiary as provided in “Secured Party Exercise,” shall only be required to select assets that comply with such limitation to the extent reasonably practicable).

Exercise Notice:

In relation to any exercise of the Put Option, Party B (or FSA directly as third party beneficiary as provided in “Secured Party Exercise”) will be required to provide to Party A and FSA at the notice addresses specified below, an exercise notice in the form of Annex 2 (the “Exercise Notice”) (which shall be delivered by email or facsimile, return receipt requested) which shall also include (i) in the case of an exercise of the Put Option in relation to an Asset Default Trigger, a servicer or trustee report, advice from a paying agent, record of a clearance system, statement by a rating agency, or similar information documenting the relevant Interest Shortfall Amount, Principal Shortfall Amount or Writedown Amount (any a “Shortfall Amount”), (ii) in the case of an exercise of the Put Option in relation to an Liquidity Default Trigger, a calculation of the relevant Defaulted Liquidity Amount including evidence of the relevant notice or request for payment and confirmation by the Collateral Agent of nonreceipt of funds, (iii) in the case of an exercise of the Put Option in relation to a Collateral Default Trigger, a calculation of the relevant Defaulted Collateral Amount including evidence of the relevant demand for Transfer of a Delivery Amount and confirmation by the Collateral Agent of nonreceipt of such Delivery Amount, or (iv) in the case of an exercise of the Put Option in relation to a Bankruptcy Trigger, a calculation of the aggregate current Outstanding Principal Amount plus accrued interest of the Put Portfolio II Assets (each of (i), (ii), (iii) or (iv) in relation to any exercise of the Put Option the “Shortfall Information”).

Secured Party Exercise:

Party A acknowledges and agrees that, without limitation of the rights of Party B hereunder:

(a)                                  an Exercise Notice may be delivered by the Collateral Agent or by FSA directly as third party beneficiary under this Agreement (i) in relation to any Asset Default Trigger following a failure of Party B to deliver an Exercise Notice within five Business Days after the occurrence of the relevant Asset Default or (ii) in relation to any Liquidity Default Trigger, any Collateral Default Trigger or any Bankruptcy Trigger;

(b)                                 the Collateral Agent or FSA directly as third party beneficiary under this Agreement may specify the related Put Exercise Amounts and select Put Portfolio II Assets in relation to any Liquidity Default Trigger, any Collateral Default Trigger or any Bankruptcy Trigger and deliver any Shortfall Information (whether or not it delivered the related Exercise Notice); and

(c)                                  FSA directly as third party beneficiary under this Agreement may make demands and request and dispute valuations as set forth in the Credit Support Annex.

Defaulted Asset:	A Put Portfolio II Asset in relation to which an Asset Default has occurred.

Asset Default:	The occurrence of a Failure to Pay Principal, Interest Shortfall or Writedown.

Liquidity Default:

A payment default by Dexia or any of its Affiliates under any Guaranteed Liquidity Facility, including without limitation a failure to pay an Accelerated Downgrade Liquidity Draw by the Accelerated Downgrade Liquidity Draw Deadline on the relevant date (a “Deemed Downgrade Liquidity Default”).  The amount of any and all such failures to pay (i.e., the unpaid amount) on any date (net of any partial payments by Dexia or its Affiliates) is the “Defaulted Liquidity Amount II”; provided, however, that prior to 31 October 2011, the Defaulted Liquidity Amount II shall be decreased by any Defaulted Liquidity Amount applicable under the Dexia Guaranteed Put Contract on the same date (provided that no Event of Default has occurred under the Dexia Guaranteed Put Contract in relation to the payment of a Put Settlement Amount with respect to such Defaulted Liquidity Amount).

To the extent that the occurrence of a default under any Guaranteed Liquidity Facility is subject to the expiration of a grace period for payment, such grace period shall be deemed to have expired on the earlier of (i) its stated expiration date or (ii) the Business Day immediately preceding the Liquidity and Collateral Trigger Expiration Date.

“Guaranteed Liquidity Facilities” means each of (i) the Liquidity Facility and the Repurchase Agreement Facility, in accordance with their terms as of the Effective Date (the “Existing Facilities”) and (ii) any additional liquidity facilities between Party B and either DCL or Dexia Bank Belgium SA (including any successors thereto by reason of Corporate Reorganization or any Affiliates thereof to whom their obligations are transferred in accordance with the terms of such Existing Facilities) entered into from time to time after the Effective Date, that are in substantially the same form as the Existing Facilities and are entered into for the purpose of providing liquidity to meet Party B’s payment obligations (including obligations to meet collateral posting requirements under the GICs) under the Master Repurchase Agreement to the GIC Issuers to service the GICs, if the aggregate maximum commitment amount of such facilities, when added to the maximum commitment amount of the Existing Facilities, does not exceed the GIC Balance on the date any such additional facilities are entered into.

Collateral Posting Default:	A failure to Transfer Eligible Collateral having a Value equal to a required Delivery Amount on any date, in each case within the time required under Paragraph 4(b) of the Credit Support Annex. The amount of any such failure to Transfer on any date (net of any partial amounts Transferred by Dexia or its Affiliates) is the “Defaulted Collateral Amount II”; provided, however, that prior to 31 October 2011, the Defaulted Collateral Amount II shall be decreased by any Defaulted Collateral Amount applicable under the Dexia Guaranteed Put Contract on the same date (provided that no Event of Default has occurred under the Dexia Guaranteed Put Contract in relation to the payment of a Put Settlement Amount with respect to such Defaulted Collateral Amount).

With respect to any date which falls during a period which is (A) not on or after a Sovereign Guarantee Unenforceability Date (as defined in the Dexia Guaranteed Put Contract) and (B) (I) on and after the First Collateral Posting Date and prior to the Liquidity and Collateral Trigger Expiration Date or (II) during a period that a DCL Bankruptcy has occurred and is continuing (a “No DCL Collateral Period”), (i) any Eligible Collateral Transferred by DCL, whether at any time before or during such No DCL Collateral Period, will be deemed to have a Value of zero during such No DCL Collateral Period (any such Eligible Collateral on any date during the No DCL Collateral Period the “Affected DCL Collateral”) and (ii) only postings made by Dexia (whether made at any time before or during such No DCL Collateral Period, and including by substitution in accordance with the Credit Support Annex of Eligible Collateral posted by Dexia for Eligible Collateral posted by DCL) will be considered in calculating any applicable Delivery Amount and whether the obligation to Transfer Eligible Collateral with a Value equal to such Delivery Amount has been met during such No DCL Collateral Period; provided, that such Affected DCL Collateral shall be Transferred to DCL against the simultaneous delivery of replacement Eligible Collateral by Dexia.

With respect to any date which falls during a period which is (A) on or after a Sovereign Guarantee Unenforceability Date and (B) not during a period that a DCL Bankruptcy has occurred and is continuing (a “No Dexia Collateral Period”), (i) any Eligible Collateral Transferred by Dexia, whether at any time before or during such No Dexia Collateral Period, will be deemed to have a Value of zero during such No Dexia Collateral Period (any such Eligible Collateral on any date during the No Dexia Collateral Period the “Affected Dexia Collateral”) and (ii) only postings made by DCL (whether made at any time before or during such No Dexia Collateral Period, and including by substitution in accordance with the Credit Support Annex of Eligible Collateral posted by DCL for

Eligible Collateral posted by Dexia) will be considered in calculating any applicable Delivery Amount and whether the obligation to Transfer Eligible Collateral with a Value equal to such Delivery Amount has been met during such No Dexia Collateral Period; provided, that such Affected Dexia Collateral shall be Transferred to Dexia against the simultaneous delivery of replacement Eligible Collateral by DCL.

Affected Collateral Delivery:

In relation to any Put Settlement Date arising from a Collateral Default Trigger occurring during a No DCL Collateral Period or No Dexia Collateral Period, the Put Settlement Assets shall include, in addition to the Put Settlement Assets selected by the Collateral Agent or FSA as third party beneficiary, as applicable, under (c) of “Put Exercise Amount” above, the relevant Affected DCL Collateral or Affected Dexia Collateral as of the date of occurrence of the relevant Collateral Default Trigger.

Dexia Bankruptcy:

As defined in the Schedule to the Dexia Guaranteed Put Contract.  The exercise of the Put Option following a Bankruptcy Trigger is not to be construed as the designation of an Early Termination Date, nor does exercise of the Put Option following a Bankruptcy Trigger prejudice to the right of Party B to designate an Early Termination Date subsequent to the Put Settlement Date for such Bankruptcy Trigger in the event that any Event of Default has occurred or is continuing after such Put Settlement Date.

First Collateral Posting Date:	29 September 2011.

Put Settlement:

On (x) the second Business Day after the relevant Put Exercise Date or (y) in the case of an Accelerated Downgrade Liquidity Default Exercise on the first Business Day after the Put Exercise Date (as applicable, the “Put Settlement Date”) and subject to “Deferred Settlement Election” below, Party B or the Collateral Agent on behalf of Party B will Deliver to DCL or Dexia, as applicable, the relevant Put Settlement Assets, against payment of the Put Settlement Amount to Party B by Party A (such payment to occur by the time specified in the last paragraph under “Put Settlement Amount”).  In the event that the Defaulted Liquidity Amount on the Put Exercise Date includes both amounts arising from an Accelerated Downgrade Liquidity Draw and other unpaid amounts under one or more Guaranteed Liquidity Facilities, separate Put Settlement Dates shall occur in relation to each relevant portion of the Put Exercise Amount.

“Accelerated Downgrade Liquidity Default

Exercise” means an exercise of the Put Option as a result of a Liquidity Default Trigger which occurs due to a Deemed Downgrade Liquidity Default.

Delivery of Put Settlement Assets will be effected by an escrow, custody or similar arrangement with the Collateral Agent, such that the Put Settlement Assets will be Delivered by the Collateral Agent and the Put Settlement Amount will be paid to Party B, but the Put Settlement Assets will be Delivered (i) to Dexia if the Put Settlement Amount is paid to Party B by Dexia or, (ii) to DCL if the Put Settlement Amount is paid to Party B by DCL.

“Deliver” means to deliver, novate, transfer, assign or sell, as appropriate, in the manner customary for the settlement of the applicable Put Settlement Assets (which shall include executing all necessary documentation and taking any other necessary actions), in order to convey all right, title and interest in the Put Settlement Assets to Dexia or DCL, as applicable, free and clear of any and all liens, charges, claims or encumbrances; provided that, Dexia and DCL each hereby waive any right to object to the Delivery of a Put Settlement Asset (i) as failing to be free and clear of liens, charges, claims or encumbrances or (ii) for breach of any implied or express representation or warranty hereunder, except in the case of a lien, charge, claim or encumbrance that is predominantly attributable to actions of FSA taken after the Effective Date.

Without limitation of the foregoing, in relation to Put Settlement Assets which may be subject to a pledge or lien, Party A agrees that the settlement of the payment of the Put Settlement Amount by Party A and Delivery of the Put Settlement Assets by Party B may be effected by means of an undertaking by the Collateral Agent, acting as an escrow agent, custodian or in a similar capacity, to deliver such Put Settlement Assets to Party A following receipt of a payment hereunder (whether by treating such payment as a discharge of the relevant pledge or lien, as a substitution of cash collateral in place of such Put Settlement Assets for purposes of the relevant pledge agreement, or otherwise).

Delayed Delivery Following DCL Belgian Corporate Reorganization:

In the event that a Put Settlement Date occurs (i) on or after a DCL Belgian Corporate Reorganization has occurred and (ii) on a date on which the relevant Put Settlement Amount would constitute a Pre-Collateral Posting Payment, and except in the case of a Put Settlement under which the Put Settlement Amount is paid to Party B by the Sovereign Guarantors, (A) Party A will be required to pay the Put Settlement

Amount on the Put Settlement Date, (B) Party B will not be required to Deliver the related Put Settlement Assets until the date following the Put Settlement Date on which the Belgian Preference Period has expired and (C) pending such Delivery on the date referred to in (B), Party A will be deemed to have pledged the relevant Put Settlement Assets to Party B and Party B shall hold such Put Settlement Assets as additional Posted Collateral under the Credit Support Annex and treated as Repledged Assets thereunder.

“DCL Belgian Corporate Reorganization” means any occurrence of a Corporate Reorganization (as defined in the Schedule) with respect to DCL such that Belgium is the jurisdiction of organization of DCL following such Corporate Reorganization.

“Belgian Preference Period” means 6 months, or if the period of time specified in Article 12 of the Belgian Bankruptcy Act of 8 August 1997 is amended, such amended period of time.

DCL Delivery:

DCL agrees that any Put Settlement Assets delivered to DCL hereunder which may be required to be delivered outside the United States or to non- United States persons, or with respect to which for any other reason delivery of such Put Settlement Asset in New York is impracticable, may at Party B’s election be delivered to a registered office of Dexia Crédit Local S.A. outside of the United States.

Put Settlement Amount:

An amount equal to 100% of the Outstanding Principal Amount of the Put Settlement Assets Delivered on the Put Settlement Date (other than any Affected DCL Collateral or Affected Dexia Collateral), plus (without duplication) (i) any Interest Shortfall Amount, Principal Shortfall Amount or Writedown Amount accrued but not yet paid hereunder as of the Put Settlement Date and (ii) accrued and unpaid interest (except to the extent already paid to Party B pursuant to a Deferred Settlement Election or under (i)) through the Put Settlement Date (in each case converted if applicable to USD at the Specified Currency Rate).

The Put Settlement Asset Delivered on each Put Settlement Date will include the right to receive all accrued and unpaid interest in respect of the Outstanding Principal Amount of the Put Settlement Assets Delivered.

The obligation to pay any Put Settlement Amount pursuant to an Exercise Notice delivered prior to the occurrence of the Scheduled Termination Date shall survive the occurrence of the Scheduled Termination

Date.

In the case of an Accelerated Downgrade Liquidity Default Exercise, Party A will pay the Put Settlement Amount to Party B not later than 9:00 am New York City time on the Put Settlement Date.  In all other cases, Party A will pay the Put Settlement Amount to Party B not later than 4:00 pm Central European Time on the Put Settlement Date.

Cure of Defaulted Liquidity Amount or Defaulted Collateral Amount:

Notwithstanding exercise of the Put Option in relation to a Liquidity Default Trigger or Collateral Default Trigger, if the related Defaulted Liquidity Amount or Defaulted Collateral Amount has been cured in full on or prior to the relevant Put Settlement Date, the Put Settlement Date shall not occur and the Exercise Notice in relation thereto shall be deemed withdrawn.

Deferred Settlement Right:

In relation to any Put Exercise Date arising from an Asset Default Trigger, Party A may give a notice to Party B (with a copy to FSA), on or before the Put Settlement Date, electing to defer the Put Settlement Date (a “Deferred Settlement Election”) for any period of time prior to the earliest of (i) the Final Amortization Date and (ii) the Legal Final Maturity Date of the Defaulted Asset, provided that during such period Party A shall periodically pay to Party B any Shortfall Amounts with respect to such Defaulted Asset on or before:

(I) in the case of the Put Portfolio Asset Payment Date occurring on or immediately preceding the Asset Default Trigger, the third Business Day following the Put Exercise Date, and

(II) in the case of each Put Portfolio Asset Payment Date occurring after the Put Portfolio Asset Payment Date in (I), (A) if a Dexia Event of Default has occurred and FSA is acting as the Secured Party Representative , the third Business Day after the later of (i) the date such amounts are determined under the provisions of the Underlying Instruments and holders of the Defaulted Asset have been notified of such determination or (ii) the date of receipt of the relevant Shortfall Information by Party A or (B) otherwise, the third Business Day after the earlier of (i) the date such amounts are determined under the provisions of the Underlying Instruments and holders of the Defaulted Asset have been notified of such determination or (ii) the date of receipt of the relevant Shortfall Information by Party A (each a “Shortfall Payment Date”).

On any date after Dexia or DCL has made a payment

of Shortfall Amounts pursuant to a Deferred Settlement Election, such Deferred Settlement Election shall continue in effect and need not be renewed or repeated in relation to subsequent Asset Default Triggers for the same Put Portfolio II Asset, provided that (a) Party A may cause the Put Settlement Date to occur with respect to the related Defaulted Asset upon two Business Days’ prior notice to Party B, the Collateral Agent and FSA, and (b) the Put Settlement Date shall occur immediately with respect to the related Defaulted Asset if (i) Dexia does not pay a Shortfall Amount (and DCL also does not pay such amount) and (ii) Dexia does not cure such failure within 2 Business Days after receipt of a notice from Party B requiring that the Put Settlement Date be accelerated.

For the avoidance of doubt, no Deferred Settlement Election may be made with respect to any Defaulted Assets selected in connection with any Put Option related to a Liquidity Default Trigger, a Collateral Default Trigger or a Bankruptcy Trigger.

The obligation to pay any Shortfall Amounts and Put Settlement Amount pursuant to a Deferred Settlement Election exercised prior to the occurrence of the Scheduled Termination Date shall survive the occurrence of the Scheduled Termination Date.

Currency Conversion:

In relation to any Put Settlement Asset not denominated in USD, the Put Settlement Amount and any Shortfall Amount shall still be denominated in USD, such amount to be determined by conversion of the Outstanding Principal Amount plus accrued interest, or Shortfall Amount, as applicable, at the Specified Currency Rate.

4.

Call Right

Call Option:

Party B hereby grants to Party A, a call option in relation to each Put Portfolio II Asset exercisable in accordance with the terms hereof on any Business Day (the “Call Option”).  The Call Option may be exercised by Party A only if there shall not have occurred any Dexia Event of Default, and, prior to the Liquidity and Collateral Expiration Date, only by DCL.  In any event, no purported exercise of the Call Option shall be valid unless Party A shall deliver to Party B information from the Valuation Agent demonstrating that Party A has Transferred Eligible Collateral to the Custodian in an amount sufficient that no Delivery Amount would result or be outstanding after the exercise and settlement of the Call Option.

Exercise Notice:

In relation to any exercise of the Call Option, Party A will be required to provide to Party B, an exercise notice in the form of Annex 3 (the “Call Notice”).  The Call Notice shall specify the Put Portfolio II Assets proposed to be purchased by Party A (the “Call Settlement Assets”).  Delivery of a Call Notice is irrevocable and shall constitute an indefeasible agreement to purchase the related Call Settlement Assets.

Call Settlement:

Settlement of the Call Option shall occur on the second Business Day after the delivery to Party B of the Call Notice (such date, the “Call Settlement Date”).  On the Call Settlement Date, the Collateral Agent will Deliver to DCL or Dexia, as applicable, the relevant Call Settlement Assets against payment of the Call Settlement Amount to Party B by Party A.  If Party A fails to pay the Call Settlement Amount, the Call Option will fail and the related Call Settlement Assets will not be delivered to Party A.

Call Settlement Amount:

At the election of Party A, in respect of the Call Settlement Asset, an amount equal to (A) either (x) 100% of the Outstanding Principal Amount or (y) the Mark to Market Value of the Call Settlement Assets Delivered on the Call Settlement Date (provided that if a DCL Belgian Corporate Reorganization has occurred, clause (x) shall not apply), plus (B) (i) any Interest Shortfall Amount, Principal Shortfall Amount or Writedown Amount accrued but not yet paid hereunder as of the Call Settlement Date plus, without duplication (ii) accrued and unpaid interest through the Call Settlement Date (in each case converted if applicable to USD at the Specified Currency Rate).

The Call Settlement Asset Delivered on each Call Settlement Date will include the right to receive all accrued and unpaid interest in respect of the Outstanding Principal Amount of the Call Settlement Assets Delivered.

Currency Conversion:

In relation to any Call Settlement Asset not denominated in USD, the Call Settlement Amount shall still be denominated in USD, such amount to be determined by conversion of the Outstanding Principal Amount or Value, as the case may be, plus accrued interest at the Specified Currency Rate.

Multiple Exercise:

For the avoidance of doubt, the parties agree that with respect to this Call Option Transaction and notwithstanding anything to the contrary in the 2000 Definitions, multiple Call Settlement Dates may occur and multiple Call Settlement Amounts may be payable by Party A.

5.

Additional Provisions:

Representation as to Exposure:

Party B represents to Party A in relation to the Excluded Assets that on the Effective Date Party B either (i) beneficially owns the relevant Excluded Asset or (ii) is obligated to purchase such Excluded Asset under a repurchase agreement through which the purchase of the Excluded Asset by Party B has been financed (or refinanced), with the result that (x) such Excluded Asset is included in Party B’s balance sheet assets and (y) any income deriving from the Excluded Asset accrues to Party B.

Obligations of Party A Unconditional:

In relation to its payment obligations under this Put Option Transaction each of Dexia and DCL waives all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), to the extent that such rights and defenses may be available to Party A to avoid payment of their respective obligations under this Put Option Transaction in accordance with its terms (but subject to Party A’s right to receive Delivery of the Put Settlement Assets on any Put Settlement Date and the Call Settlement Assets on any Call Settlement Date).

Subrogation Rights:

Subject to and conditioned upon payment by DCL or Dexia, as applicable, in connection with a Deferred Settlement Election, DCL or Dexia, as applicable, shall be subrogated to the rights of Party B to receive reimbursement from the Issuer of the relevant Put Settlement Asset for the relevant Interest Shortfall, Principal Shortfall or Writedown Amount and to exercise any right, power or the like of Party B with respect thereto, provided that DCL or Dexia (as the case may be) may not exercise such subrogation rights unless at such time the Subordinated Claims Payment

Condition is satisfied.

Multiple Exercise:

For the avoidance of doubt, the parties agree that with respect to this Put Option Transaction and notwithstanding anything to the contrary in the 2000 Definitions, multiple Put Settlement Dates may occur and multiple Put Settlement Amounts may be payable by Party A.

Calculation Agent Determinations:

The Calculation Agent shall be responsible for determining and calculating (i) the Put Premium Amount payable on each Put Premium Payment Date; and (ii) the determination of Shortfall Amounts and providing the Shortfall Information; provided that notwithstanding the above, each of FSA, the Collateral Agent, Party B and Party A shall be entitled to determine and calculate the above amounts to the extent that FSA, the Collateral Agent, Party B or Party A, as applicable, have the right to deliver a notice to the other party demanding payment of such amount.  The Calculation Agent, FSA, the Collateral Agent, Party B or Party A, as applicable, shall make such determinations and calculations based solely on the basis of the Servicer Reports, to the extent such Servicer Reports are reasonably available to the Calculation Agent, FSA, the Collateral Agent, Party B or Party A, as applicable.  The Calculation Agent, FSA, the Collateral Agent, Party B or Party A, as applicable, shall, as soon as practicable after making any of the determinations or calculations specified in (i) and (ii) above, notify FSA and the parties or the other party, as applicable, of such determinations and calculations. For the avoidance of doubt, if an Interest Shortfall Amount is not explicitly set out in the Servicer Report but the Calculation Agent determines that an Interest Shortfall has occurred on the basis of information in such Servicer Report, then the relevant Interest Shortfall Amount shall be calculated and reported by the Calculation Agent on the basis of such information.

Adjustment of Calculation Agent Determinations

To the extent that a Servicer furnishes any Servicer Reports correcting information contained in previously issued Servicer Reports, and such corrections impact calculations pursuant to this Put Option Transaction, the calculations relevant to this Put Option Transaction shall be adjusted retroactively by the Calculation Agent to reflect the corrected information (provided that, for the avoidance of doubt, no amounts in respect of interest shall be payable by either party and provided that the Calculation Agent in performing the calculations pursuant to this paragraph will assume that no interest has accrued on any adjusted amount), and the Calculation Agent shall promptly notify both parties and FSA of any corrected payments required by either party. Any required corrected payments shall be made within five Business Days of the day on which such notification by the Calculation Agent is effective.

Excluded Asset Reporting:

On any Put Settlement Date or Shortfall Payment Date, the Calculation Agent shall determine and report to Party A (i) the portion of any Shortfall Amounts payable on such Shortfall Payment Date which are related to Excluded Assets (each an “Excluded Asset Shortfall Amount”) and (ii) the portion of any Put Settlement Amounts payable on such Put Settlement Date which are related to Excluded Assets (each any “Excluded Asset Put Settlement Amount”).  For the avoidance of doubt the determination or allocation of Excluded Asset Shortfall Amounts and Excluded Asset Put Settlement Amounts shall have no effect on the payment obligations of Party A hereunder in relation to any Other Assets, Excess Put Portfolio Assets or otherwise.

6.

Notices and Account Details:

Notices to Party B:	As set forth in the Schedule

Notices to Party A:	As set forth in the Schedule

Account Details of Party B:	The FSAM Cash Account (as defined in the Pledge and Administration Agreement)

Account Details of Party A:	To be advised in writing by Party A

7.

Additional Definitions:

For the purposes of this Put Option Transaction only, the following terms have the meanings given below:

“Accelerated Downgrade Liquidity Draw” has the meaning specified in the relevant Guaranteed Liquidity Facility.

“Accelerated Downgrade Liquidity Draw Deadline” means 9:00 am, New York City time on the first Business Day after the date on which the relevant Accelerated Downgrade Liquidity Draw is deemed requested (under the terms of the relevant Guaranteed Liquidity Facility).

“Actual Interest Amount” means, with respect to any Put Portfolio II Asset Payment Date, payment by or on behalf of the Issuer of an amount in respect of interest due under the Put Portfolio II Asset (including, without limitation, any deferred interest or default interest but excluding payments in respect of prepayment penalties, yield maintenance provisions or principal, except that the Actual Interest Amount shall include any payment of principal representing capitalized interest) to the holder(s) of the Put Portfolio II Asset in respect of the Put Portfolio II Asset.

“Actual Principal Amount” means, with respect to the Final Amortization Date, Principal Installment Date or the Legal Final Maturity Date, an amount paid on such day by or on behalf of the Issuer in respect of principal (excluding any amount representing capitalized interest) to the holder(s)

of the Put Portfolio II Asset in respect of the Put Portfolio II Asset.

“Applicable Percentage” means in relation to any Put Portfolio II Asset the percentage indicated as such in the Put Portfolio II Annex.

“Collateral Agent” has the meaning specified in the Pledge and Administration Agreement.

“DCL Bankruptcy” means the occurrence with respect to DCL of an event described in Section 5(a)(vii), provided, however, that subclause (4) of Section 5(a)(vii) shall be amended so that the reference to “30 days” in subclause (4)(B) of Section 5(a)(vii) shall refer to “60 days”.

“Effective Maturity Date” in relation to any Put Portfolio II Asset means the earlier of the Legal Final Maturity Date or Final Amortization Date, each as subject to adjustment in accordance with the Following Business Day Convention, in relation to such Put Portfolio II Asset.

“Expected Interest Amount” means, with respect to any Put Portfolio II Asset Payment Date, the amount of current interest that would accrue during the related Put Portfolio II Asset Calculation Period calculated using the Put Portfolio II Asset Coupon on a principal balance of the Put Portfolio II Asset equal to (measured as of the first day of the related Put Portfolio II Asset Calculation Period) the Outstanding Principal Amount taking into account any reductions due to a principal deficiency balance or realized loss amount (however described in the Underlying Instruments) that are attributable to the Put Portfolio II Asset, and that will be payable on the related Put Portfolio II Asset Payment Date assuming for this purpose that sufficient funds are available therefor in accordance with the Underlying Instruments.

Except as provided in the previous sentence, the Expected Interest Amount shall be determined without regard to (i) unpaid amounts in respect of accrued interest on prior Put Portfolio II Asset Payment Dates; (ii) any prepayment penalties or yield maintenance provisions; or (iii) the effect of any provisions (however described) of such Underlying Instruments that otherwise permit the limitation of due payments to distributions of funds available from proceeds of the Underlying Assets, or that provide for the capitalization or deferral of interest on the Put Portfolio II Asset, or that provide for the extinguishing or reduction of such payments or distributions or (iv) any “available funds cap” or “net WAC cap” or similar provision of the Underlying Instruments (each a “Limitation Provision”) (but, for the avoidance of doubt, taking account of any Writedown within the definition of “Writedown” occurring in accordance with the Underlying Instruments).

For the purposes of calculating the Expected Interest Amount, and notwithstanding any other provision herein, the Put Portfolio II Asset Coupon shall be deemed to include any cap stated in the Underlying Instrument that is not a Limitation Provision (but any “available funds cap” or “net WAC cap” or similar provision of the Underlying Instruments shall be deemed to constitute a Limitation Provision and not a cap as described in this sentence).

“Expected Principal Amount” means (A) with respect to the Final Amortization Date or the Legal Final Maturity Date, an amount equal to (i) the Outstanding Principal Amount of the Put Portfolio II Asset payable on such day (excluding any amount representing capitalized interest) assuming for this purpose that sufficient funds are available for such payment, where such amount shall be determined in accordance with the Underlying Instruments, minus (ii) the net aggregate principal deficiency balance or realized loss amounts (however described in the Underlying Instruments) that are attributable to the Put Portfolio II Asset and (B) with respect to any Principal Installment Date, the Principal Installment Amount for such Principal Installment Date.  The Expected Principal Amount shall be determined without regard to the effect of any provisions (however described) of the Underlying Instruments that permit the limitation of due payments or distributions of funds in accordance with the terms of such Put Portfolio II Asset or that provide for the extinguishing or reduction of such payments or distributions.

“Failure to Pay Principal” means (i) a failure by the Issuer (and any applicable Insurer) to pay an

Expected Principal Amount on the Final Amortization Date, the Legal Final Maturity Date or a Principal Installment Date, as the case may be, or (ii) payment on any such day of an Actual Principal Amount that is less than the Expected Principal Amount; provided that the failure by the Issuer (and any applicable Insurer) to pay any such amount in respect of principal in accordance with the foregoing shall not constitute a Failure to Pay Principal if such failure has been remedied within any grace period applicable to such payment obligation under the Underlying Instruments or, if no such grace period is applicable, within five Business Days after the day on which the Expected Principal Amount was scheduled to be paid.

“Final Amortization Date” means the first to occur of (i) the date on which the Put Portfolio II Asset Principal Amount is reduced to zero and (ii) the date on which the Underlying Assets owned or held by the Issuer are liquidated, distributed or otherwise disposed of in full and the proceeds thereof are distributed or otherwise disposed of in full.

“GICs” means the guaranteed investment contracts (including guaranteed investment contracts in the form of repurchase agreements) entered into by the GIC Issuers on or prior to the Effective Date and listed on Annex 4 hereto.

“GIC Balance” means on any date of determination the aggregate outstanding principal balance of the GICs as most recently reported under the Pledge and Administration Agreement on such date.

“GIC Issuers” means FSA Capital Markets Services (Caymans) Limited, FSA Capital Management Services LLC and FSA Capital Markets Services LLC.

“Initial Face Amount” means in relation to any Put Portfolio II Asset the amount indicated as such in the Put Portfolio II Annex.

“Initial Factor” means in relation to any Put Portfolio II Asset the factor indicated as such in the Put Portfolio II Annex.

“Interest Shortfall” means, with respect to any Put Portfolio II Asset Payment Date, either (a) the non-payment of an Expected Interest Amount or (b) the payment of an Actual Interest Amount that is less than the Expected Interest Amount.  For the avoidance of doubt, the occurrence of an event within (a) or (b) shall be determined taking into account any payment made under the Underlying Policy, if applicable.

“Interest Shortfall Amount” means with respect to any Put Portfolio II Asset Payment Date, an amount equal to the greater of:

(a)                                  zero; and

(b)                                 the amount equal to the product of:

(i)                                     (A)                              the Expected Interest Amount;

minus

(B)                                the Actual Interest Amount; and

(ii)                                  the Applicable Percentage.

“Insurer” means in relation to any Put Portfolio II Asset the entity indicated as such, if any, in the Put Portfolio II Annex.

“Issuer” means in relation to any Put Portfolio II Asset the entity indicated as such in the Put Portfolio II Annex.

“Legal Final Maturity Date” means in relation to any Put Portfolio II Asset the date set out in the

Put Portfolio II Annex (subject, for the avoidance of doubt, to any business day convention applicable to the legal final maturity date of the Put Portfolio II Asset), provided that if the legal final maturity date of the Put Portfolio II Asset is amended, the Legal Final Maturity Date shall be such date as amended.

“Liquidity Facility” has the meaning specified in the Pledge and Administration Agreement.

“Master Repurchase Agreement” means the Master Repurchase Agreement, dated as of June 30, 2009, among Party B, each GIC Issuer and FSA as third party beneficiary, as the same may be replaced, refinanced, or amended, supplemented or otherwise modified from time to time.

“Original Principal Amount” means in relation to any Put Portfolio II Asset the amount indicated as such in the Put Portfolio II Annex.

“Outstanding Principal Amount” means, as of any date of determination with respect to the Put Portfolio II Asset, the outstanding principal balance of the Put Portfolio II Asset as of such date, which shall take into account:

(i)                                     all payments of principal;

(ii)                                  all writedowns or applied losses (however described in the Underlying Instruments) resulting in a reduction in the outstanding principal balance of the Put Portfolio II Asset (other than as a result of a scheduled or unscheduled payment of principal);

(iii)                               forgiveness of any amount by the holders of the Put Portfolio II Asset pursuant to an amendment to the Underlying Instruments resulting in a reduction in the outstanding principal balance of the Put Portfolio II Asset;

(iv)                              any payments reducing the amount of any reductions described in (ii) and (iii) of this definition; and

(v)                                 any increase in the outstanding principal balance of the Put Portfolio II Asset that reflects a reversal of any prior reductions described in (ii) and (iii) of this definition; and

(vi)                              any increase in the outstanding principal balance of the Put Portfolio II Asset that is attributable to the deferral or capitalization of interest prior to the Effective Date.

For the avoidance of doubt, the Outstanding Principal Amount shall not include any portion of the outstanding principal balance of the Put Portfolio II Asset that is attributable to the deferral or capitalization of interest on or after the Effective Date.

“Principal Installment Amount” means, with respect to any Put Portfolio II Asset having scheduled installment dates for the repayment of principal, and a Principal Installment Date, the amount of the relevant installment of principal payable on such Principal Installment Date.

“Principal Installment Date” means, with respect to any Put Portfolio II Asset having scheduled installment dates for the repayment of principal, each such scheduled installment date (other than any Legal Final Maturity Date or Final Amortization Date).

“Principal Payment” means, with respect to any Put Portfolio II Asset Payment Date, the occurrence of a payment of an amount to the holders of the Put Portfolio II Asset in respect of principal (scheduled or unscheduled) in respect of the Put Portfolio II Asset other than a payment in respect of principal representing capitalized interest.

“Principal Payment Amount” means, with respect to any Put Portfolio II Asset Payment Date, an amount equal to the product of (i) the amount of any Principal Payment on such date and (ii) the Applicable Percentage.

“Principal Shortfall Amount” means, in respect of a Failure to Pay Principal, an amount equal to the greater of:

(i)                                     zero; and

(ii)                                  the amount equal to the product of:

(A)                              the Expected Principal Amount minus the Actual Principal Amount; and

(B)                                the Applicable Percentage.

If the Principal Shortfall Amount would be greater than the Put Portfolio II Asset Principal Amount immediately prior to the occurrence of such Failure to Pay Principal, then the Principal Shortfall Amount shall be deemed to be equal to the Put Portfolio II Asset Principal Amount at such time.

“Put Portfolio II Asset Calculation Period” means, with respect to each Put Portfolio II Asset Payment Date, a period corresponding to the interest accrual period relating to such Put Portfolio II Asset Payment Date pursuant to the Underlying Instruments.

“Put Portfolio II Asset Coupon” means the periodic interest rate applied in relation to each Put Portfolio II Asset Calculation Period on the related Put Portfolio II Asset Payment Date (including any scheduled step-up or similar scheduled adjustment to such interest rate from time to time provided under the terms of the Underlying Instruments), as determined in accordance with the terms of the Underlying Instruments as at the Effective Date, without regard to any subsequent amendment to which Party A has not given it’s prior written consent (other than an amendment with respect to which the consent of the holder of the Put Portfolio II Asset is not required).

“Put Portfolio II Asset Payment Date” means each scheduled distribution date for the Put Portfolio II Asset occurring on or after the Effective Date and on or prior to the Legal Final Maturity Date for such Put Portfolio II Asset, determined in accordance with the Underlying Instruments.

“Put Portfolio II Asset Principal Amount” means the following:

On the Effective Date, the product of:

(a)                                  the Original Principal Amount;

(b)                                 the Initial Factor; and

(c)                                  the Applicable Percentage.

Following the Effective Date, each Put Portfolio II Asset Principal Amount will be:

(i)                                     decreased on each day on which a Principal Payment is made by the relevant Principal Payment Amount;

(ii)                                  decreased on the day, if any, on which a Failure to Pay Principal occurs by the relevant Principal Shortfall Amount; and

(iii)                               decreased on each day on which a Writedown occurs by the relevant Writedown Amount.

For the avoidance of doubt, the Put Portfolio II Asset Principal Amount shall not be increased by any deferral or capitalization of interest or decreased by payment of any portion of the principal balance of the Put Portfolio II Asset that is attributable to the deferral or capitalization of interest.

“Repurchase Agreement Facility” has the meaning specified in the Pledge and Administration Agreement.

“Servicer” means any trustee, servicer, sub-servicer, master servicer, fiscal agent, paying agent or other similar entity responsible for calculating payment amounts or providing reports pursuant to the Underlying Instruments.

“Servicer Report” means a periodic statement or report regarding the Put Portfolio II Asset provided by the Servicer to holders of the Put Portfolio II Asset.

“Shortfall Amount” means any Interest Shortfall Amount, Principal Shortfall Amount or Writedown Amount.

“Specified Currency Rate” means in relation to any Put Settlement Asset (i) if Party A or the Sovereign Guarantors assume all of the rights and obligations of Party B under the a currency hedge identified as related to such Put Settlement Asset in the Hedge Agreement Register under the Pledge and Administration Agreement such that Party B has no further rights or obligations under such currency hedge, the rate of exchange specified under such currency hedge or (ii) if (i) is not applicable, by reference to the Federal Reserve Bank of New York 10:00 a.m. (New York City time) mid-point rate as displayed on Reuters Page FEDSPOT on the second Business Day preceding the relevant Put Settlement Date, or if such rate is unavailable, in such other commercially reasonable manner as the Calculation Agent shall determine after consultation with the parties.

“Subordinated Claims Payment Condition” has the meaning specified in the Pledge and Administration Agreement.

“Underlying Assets” means the assets securing the Put Portfolio II Asset for the benefit of the holders of the Put Portfolio II Asset and which are expected to generate the cashflows required for the servicing and repayment (in whole or in part) of the Put Portfolio II Asset, or the assets which secure and/or support the Issuer’s obligations to the holder of such Put Portfolio II Asset where such exposure is created synthetically.

“Underlying Instruments” means the indenture, trust agreement, pooling and servicing agreement or other relevant agreement(s) setting forth the terms of the Put Portfolio II Asset.

“Underlying Policy” means in relation to any Put Portfolio II Asset the guarantee or insurance policy, if any, indicated as such in the Put Portfolio II Annex.

“Writedown” means the occurrence at any time on or after the Effective Date of:

(A)  a writedown or applied loss (however described in the Underlying Instruments) resulting in a reduction in the Outstanding Principal Amount (other than as a result of a scheduled or unscheduled payment of principal); or

(B)  the attribution of a principal deficiency or realized loss (however described in the Underlying Instruments) to the Put Portfolio II Asset resulting in a reduction or subordination of the current interest payable on the Put Portfolio II Asset.

“Writedown Amount” means, with respect to any day, the product of (i) the amount of any Writedown on such day and (ii) the Applicable Percentage.

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us.

Yours faithfully,

FSA ASSET MANAGEMENT LLC

By:
Name:
Title:

DEXIA SA

By:
Name:
Title:

DEXIA CRÉDIT LOCAL S.A., acting through its New York Branch

By:
Name:
Title:

Non-Guaranteed Put Confirmation